Western Alliance Bancorporation
One East Washington Street
Phoenix, AZ 85004
www.westernalliancebancorporation.com

PHOENIX--(BUSINESS WIRE)--October 21, 2025
THIRD QUARTER 2025 FINANCIAL RESULTS

Quarter Highlights:

Net income	Earnings per share	PPNR[1]	Net interest margin	Efficiency ratio	Book value per common share
$260.5 million	$2.28	$393.8 million	3.53%	57.4%	$64.45
				47.8%[1], adjusted for deposit costs	$58.56[1], excluding goodwill and intangibles

CEO COMMENTARY:
“Western Alliance achieved solid third quarter results with net income of $261 million and earnings per share of $2.28, up 10.1% from last quarter and 26.7% year-over-year. Healthy balance sheet growth and stable margins supported continued expansion of net interest income, which, alongside firming mortgage banking revenue, generated record PPNR¹ of $394 million,” said Kenneth A. Vecchione, President and Chief Executive Officer. “Quarterly loan and deposit growth of $707 million and $6.1 billion, respectively, boosted total assets over $90 billion. Asset quality continued to perform in line with guidance with our total criticized assets declining $284 million quarterly, nonperforming loans and repossessed assets to total assets ratio decreasing 2 basis points to 0.72% and net loan charge-offs to average loans remained unchanged from last quarter at 0.22%. Related to the Cantor Group V loan, although the most recent appraisals indicate sufficient collateral coverage, our reserve methodology for a $98 million non-accrual loan resulted in a reserve of $30 million. That reserve, in combination with our portfolio's qualitative overlays, raised our allowance to total funded HFI loans to 0.85%. Tangible book value per share[1] climbed 12.7% year-over-year to $58.56 with a CET 1 ratio of 11.3%.”

LINKED-QUARTER BASIS	YEAR-OVER-YEAR

FINANCIAL HIGHLIGHTS:
▪Net income of $260.5 million and earnings per share of $2.28, up 9.5% and 10.1%, from $237.8 million and $2.07, respectively
▪Net revenue of $938.2 million, an increase of 10.9%, or $92.3 million, compared to an increase in non-interest expenses of 5.8%, or $29.7 million
▪Pre-provision net revenue1 of $393.8 million, up $62.6 million from $331.2 million
▪Effective tax rate of 17.0%, compared to 18.4%
▪Net income of $260.5 million and earnings per share of $2.28, up 30.4% and 26.7%, from $199.8 million and $1.80, respectively
▪Net revenue of $938.2 million, an increase of 14.0%, or $115.1 million, compared to an increase in non-interest expenses of 1.3%, or $7.0 million
▪Pre-provision net revenue1 of $393.8 million, up $108.1 million from $285.7 million
▪Effective tax rate of 17.0%, compared to 20.7%

FINANCIAL POSITION RESULTS:
▪HFI loans of $56.6 billion, up $707 million, or 1.3%
▪Total deposits of $77.2 billion, up $6.1 billion, or 8.6%
▪HFI loan-to-deposit ratio of 73.3%, down from 78.7%
▪Total equity of $7.7 billion, up $283 million, or 3.8%
▪Increase in HFI loans of $3.3 billion, or 6.2%
▪Increase in total deposits of $9.2 billion, or 13.5%
▪HFI loan-to-deposit ratio of 73.3%, down from 78.4%
▪Increase in total equity of $1.0 billion, or 15.2%

LOANS AND ASSET QUALITY:
▪Nonperforming (nonaccrual) loans to funded HFI loans of 0.92%, increased from 0.76%
▪Criticized loans of $1.3 billion, down $196 million from $1.5 billion
▪Repossessed assets of $130 million, down $88 million from $218 million
▪Annualized net loan charge-offs to average loans outstanding of 0.22%, flat from the prior quarter
▪Nonperforming (nonaccrual) loans to funded HFI loans of 0.92% increased from 0.65%
▪Criticized loans of $1.3 billion, down $40 million from $1.3 billion
▪Repossessed assets of $130 million, up $122 million from $8 million
▪Annualized net loan charge-offs to average loans outstanding of 0.22%, compared to 0.20%

KEY PERFORMANCE METRICS:
▪Net interest margin of 3.53%, flat from the prior quarter
▪Return on average assets and on tangible common equity1 of 1.13% and 15.6%, compared to 1.10% and 14.9%, respectively
▪Tangible common equity ratio1 of 7.1%, decreased from 7.2%
▪CET 1 ratio of 11.3%, compared to 11.2%
▪Tangible book value per share1, net of tax, of $58.56, an increase of 4.8% from $55.87
▪Adjusted efficiency ratio1 of 47.8%, compared to 51.8%
▪Net interest margin of 3.53%, decreased from 3.61%
▪Return on average assets and on tangible common equity1 of 1.13% and 15.6%, compared to 0.96% and 13.8%, respectively
▪Tangible common equity ratio1 of 7.1%, decreased from 7.2%
▪CET 1 ratio of 11.3%, compared to 11.2%
▪Tangible book value per share1, net of tax, of $58.56, an increase of 12.7% from $51.98
▪Adjusted efficiency ratio1 of 47.8%, compared to 52.7%
1     See reconciliation of Non-GAAP Financial Measures starting on page 16.

Income Statement
Net interest income totaled $750.4 million in the third quarter 2025, an increase of $52.8 million, or 7.6%, from $697.6 million in the second quarter 2025, and an increase of $53.5 million, or 7.7%, compared to the third quarter 2024. The increase in net interest income from the second quarter 2025 was primarily due to higher average interest earning asset balances, partially offset by an increase in average deposit balances. The increase in net interest income from the third quarter 2024 was driven by an increase in average interest earning asset balances and lower rates on deposits, partially offset by decreased yields on interest earning assets.
The Company recorded a provision for credit losses of $80.0 million in the third quarter 2025, an increase of $40.1 million from $39.9 million in the second quarter 2025, and an increase of $46.4 million from $33.6 million in the third quarter 2024. The provision for credit losses during the third quarter 2025 was primarily reflective of net charge-offs of $31.1 million, establishment of an approximate $30 million reserve related to the Cantor Group V loan, and qualitative overlays.
The Company’s net interest margin was 3.53% in the third quarter 2025, flat from the second quarter 2025, and a decrease from 3.61% in the third quarter 2024. Net interest margin was flat from the second quarter 2025 due to higher yields on HFI loans and lower rates on debt, offset by lower yields on investment securities. The decrease in net interest margin from the third quarter 2024 was primarily driven by the impact of a lower rate environment on interest earning asset yields, partially offset by lower rates on interest bearing liabilities.
Non-interest income was $187.8 million for the third quarter 2025, compared to $148.3 million for the second quarter 2025, and $126.2 million for the third quarter 2024. The increase in non-interest income of $39.5 million from the second quarter 2025 was primarily due to increases in net gain on mortgage loan origination and sale activities of $36.1 million, fair value gain adjustments of $8.2 million, and other non-interest income of $13.1 million, primarily driven by an increase in rental income from OREO properties. These increases were partially offset by a decrease in net loan servicing revenue of $19.2 million. The increase in non-interest income of $61.6 million from the third quarter 2024 was primarily driven by increases in net gain on mortgage loan origination and sale activities and other non-interest income, primarily due to an increase in rental income from OREO properties.
Net revenue totaled $938.2 million for the third quarter 2025, an increase of $92.3 million, or 10.9%, compared to $845.9 million for the second quarter 2025, and an increase of $115.1 million, or 14.0%, compared to $823.1 million for the third quarter 2024.
Non-interest expense was $544.4 million for the third quarter 2025, compared to $514.7 million for the second quarter 2025, and $537.4 million for the third quarter 2024. The increase in non-interest expense of $29.7 million from the second quarter 2025 was primarily due to an increase of $27.7 million in deposit costs driven by higher average ECR-related deposit balances and $13.6 million in salaries and employee benefits, partially offset by a decrease of $12.9 million in insurance costs. The increase in non-interest expense of $7.0 million from the third quarter 2024 was primarily attributable to increased salaries and employee benefits of $35.7 million, data processing costs of $9.4 million, and other non-interest expense of $9.6 million, primarily related to increased costs from operating OREO properties. These increases were partially offset by decreased deposit costs of $32.9 million driven by lower interest rates and insurance costs of $10.9 million. The Company’s efficiency ratio, adjusted for deposit costs1, was 47.8% for the third quarter 2025, compared to 51.8% in the second quarter 2025, and 52.7% for the third quarter 2024.
Income tax expense was $53.3 million for the third quarter 2025, compared to $53.5 million for the second quarter 2025, and $52.3 million for the third quarter 2024.
Net income was $260.5 million for the third quarter 2025, an increase of $22.7 million from $237.8 million for the second quarter 2025, and an increase of $60.7 million from $199.8 million for the third quarter 2024. Earnings per share totaled $2.28 for the third quarter 2025, compared to $2.07 for the second quarter 2025, and $1.80 for the third quarter 2024.
The Company believes its pre-provision net revenue1 ("PPNR") is a key metric for assessing the Company’s earnings power, which it defines as net revenue less non-interest expense. For the third quarter 2025, the Company’s PPNR1 was $393.8 million, up $62.6 million from $331.2 million in the second quarter 2025, and up $108.1 million from $285.7 million in the third quarter 2024.
The Company had 3,701 full-time equivalent employees and 57 offices at September 30, 2025, compared to 3,655 full-time equivalent employees and 56 offices at June 30, 2025, and 3,426 full-time equivalent employees and 56 offices at September 30, 2024.

1    See reconciliation of Non-GAAP Financial Measures starting on page 16.

Balance Sheet
HFI loans, net of deferred fees, totaled $56.6 billion at September 30, 2025, compared to $55.9 billion at June 30, 2025, and $53.3 billion at September 30, 2024. The increase in HFI loans of $707 million from the prior quarter was primarily driven by increases of $814 million, $232 million, and $186 million in commercial and industrial, commercial real estate non-owner occupied, and residential real estate loans, respectively, partially offset by a decrease in construction and land development loans of $461 million. The increase in HFI loans of $3.3 billion from September 30, 2024 was primarily driven by increases of $3.2 billion, $686 million, and $256 million in commercial and industrial, commercial real estate non-owner occupied, and residential real estate loans, respectively, partially offset by decreases of $662 million and $135 million in construction and land development and commercial real estate owner occupied loans, respectively. HFS loans totaled $3.5 billion at September 30, 2025, compared to $3.0 billion at June 30, 2025, and $2.3 billion at September 30, 2024. The increase in HFS loans of $480 million from the prior quarter was primarily driven by increases of $359 million and $69 million in government-insured or guaranteed and agency-conforming mortgage loans, respectively. The increase in HFS loans of $1.2 billion from September 30, 2024 was primarily driven by increases of $914 million and $200 million in government-insured or guaranteed and agency-conforming mortgage loans, respectively.
The Company's allowance for credit losses on HFI loans consists of an allowance for funded HFI loans and an allowance for unfunded loan commitments. The allowance for loan losses to funded HFI loans ratio was 0.78%, 0.71%, and 0.67% at September 30, 2025, June 30, 2025, and September 30, 2024, respectively. The allowance for credit losses, which includes the allowance for unfunded loan commitments, to funded HFI loans ratio was 0.85% at September 30, 2025, 0.78% at June 30, 2025, and 0.74% at September 30, 2024. The Company is a party to credit linked note transactions which effectively transfer a portion of the risk of losses on reference pools of loans to the purchasers of the notes. The Company is protected from first credit losses on reference pools of loans totaling $8.2 billion, $8.4 billion, and $8.8 billion as of September 30, 2025, June 30, 2025, and September 30, 2024, respectively, under these transactions. However, as these note transactions are considered to be free standing credit enhancements, the allowance for credit losses cannot be reduced by the expected credit losses that may be mitigated by these notes. Accordingly, the allowance for loan and credit losses ratios include an allowance related to these pools of loans of $11.8 million as of September 30, 2025, June 30, 2025, and September 30, 2024. The allowance for credit losses to funded HFI loans ratio, adjusted to reduce the HFI loan balance by the amount of loans in covered reference pools, was 1.00% at September 30, 2025, 0.91% at June 30, 2025, and 0.88% at September 30, 2024.
Deposits totaled $77.2 billion at September 30, 2025, an increase of $6.1 billion from $71.1 billion at June 30, 2025, and an increase of $9.2 billion from $68.0 billion at September 30, 2024. By deposit type, the increase from the prior quarter is attributable to increases of $3.6 billion, $2.4 billion, and $748 million from non-interest bearing, savings and money market, and interest-bearing demand deposits, respectively, partially offset by a decrease of $635 million in certificates of deposit. From September 30, 2024, savings and money market, interest-bearing demand, and non-interest bearing deposits increased $5.1 billion, $2.6 billion, and $1.7 billion, respectively. Non-interest bearing deposits were $26.6 billion at September 30, 2025, compared to $23.0 billion at June 30, 2025, and $25.0 billion at September 30, 2024.
The table below shows the Company's deposit types as a percentage of total deposits:

	Sep 30, 2025	Jun 30, 2025	Sep 30, 2024
Non-interest bearing	34.5%	32.3%	36.7%
Interest-bearing demand	21.2	22.0	20.3
Savings and money market	31.9	31.3	28.8
Certificates of deposit	12.4	14.4	14.2
The Company’s ratio of HFI loans to deposits was 73.3% at September 30, 2025, compared to 78.7% at June 30, 2025, and 78.4% at September 30, 2024.
Borrowings totaled $3.9 billion at September 30, 2025, $6.1 billion at June 30, 2025, and $3.0 billion at September 30, 2024. Borrowings decreased $2.2 billion from June 30, 2025 driven by a decrease in short-term borrowings. Borrowings increased $867 million from September 30, 2024, reflecting a $1.5 billion increase in long-term borrowings, partially offset by a decrease in short-term borrowings of $600 million.
Qualifying debt totaled $681 million at September 30, 2025, compared to $678 million and $898 million at June 30, 2025 and September 30, 2024, respectively. The decrease in qualifying debt from September 30, 2024 was primarily due to the repayment of $225 million of subordinated debt during the quarter ended June 30, 2025.
Total equity was $7.7 billion at September 30, 2025, compared to $7.4 billion at June 30, 2025, and $6.7 billion at September 30, 2024. The increase in total equity from the prior quarter was due primarily to net income of $260.5 million and net AOCI gains of $73 million, partially offset by cash dividends paid during the third quarter ($41.9 million or $0.38 per common share, $3.2 million or $0.27 per depositary share, and $7.1 million on preferred stock of the Company's REIT subsidiary). In addition, under the $300 million share repurchase program announced last month, the Company repurchased 300,833 shares for $25.0 million through October 17, 2025. The increase in equity from September 30, 2024 was primarily driven by net income and the issuance of preferred stock from the Company's REIT subsidiary, partially offset by dividends to stockholders.
The Company's common equity tier 1 capital ratio was 11.3% at September 30, 2025, compared to 11.2% at June 30, 2025 and September 30, 2024. At September 30, 2025, tangible common equity, net of tax1, was 7.1% of tangible assets1 and total capital was 14.2% of risk-weighted assets. The Company’s tangible book value per share1 was $58.56 at September 30, 2025, an increase of 4.8% from $55.87 at June 30, 2025, and an increase of 12.7% from $51.98 at September 30, 2024. The increase in tangible book value per share from June 30, 2025 and September 30, 2024 was primarily attributable to net income.
Total assets increased $4.2 billion, or 4.9%, to $91.0 billion at September 30, 2025 from $86.7 billion at June 30, 2025, and increased 13.6% from $80.1 billion at September 30, 2024. The increase in total assets from June 30, 2025 was primarily driven by deposit growth, which contributed to increases in cash and HFI and HFS loans. The increase in total assets from September 30, 2024 was primarily driven by increases in HFI and HFS loans, cash, and investment securities.
1     See reconciliation of Non-GAAP Financial Measures starting on page 16.

Asset Quality
Provision for credit losses totaled $80.0 million for the third quarter 2025, compared to $39.9 million for the second quarter 2025, and $33.6 million for the third quarter 2024. Net loan charge-offs in the third quarter 2025 totaled $31.1 million, or 0.22% of average loans (annualized), compared to $29.6 million, or 0.22%, in the second quarter 2025, and $26.6 million, or 0.20%, in the third quarter 2024.
Nonaccrual loans increased $95 million to $522 million during the quarter, primarily driven by migration of the Cantor Group V loan, and $173 million from September 30, 2024. Loans past due 90 days and still accruing interest totaled $49 million at September 30, 2025, $51 million at June 30, 2025, and $4 million at September 30, 2024 (excluding government guaranteed loans of $282 million, $326 million, and $313 million, respectively). Loans past due 30-89 days and still accruing interest totaled $196 million at September 30, 2025, an increase from $175 million at June 30, 2025, and from $110 million at September 30, 2024 (excluding government guaranteed loans of $149 million, $168 million, and $203 million, respectively). Criticized loans decreased $196 million to $1.3 billion during the quarter and decreased $40 million from September 30, 2024.
Repossessed assets totaled $130 million at September 30, 2025, compared to $218 million at June 30, 2025, and $8 million at September 30, 2024. Classified assets totaled $1.1 billion at September 30, 2025, a decrease of $132 million from $1.3 billion at June 30, 2025, and an increase of $291 million from $838 million at September 30, 2024.
The ratio of classified assets to Tier 1 capital plus the allowance for credit losses2, a common regulatory measure of asset quality, was 14.3% at September 30, 2025, compared to 16.4% at June 30, 2025, and 12.2% at September 30, 2024.

2     The allowance for credit losses used in this ratio is calculated in accordance with regulatory capital rules.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its third quarter 2025 financial results at 12:00 p.m. ET on Wednesday, October 22, 2025. Participants may access the call by dialing 1-833-470-1428 and using access code 834092 or via live audio webcast using the website link https://events.q4inc.com/attendee/887299674. The webcast is also available via the Company’s website at www.westernalliancebancorporation.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 3:00 p.m. ET October 22nd through 1:00 p.m. ET October 29th by dialing 1-866-813-9403, using access code 978496.
Reclassifications
Certain amounts in the Consolidated Income Statements for the prior periods have been reclassified to conform to the current presentation. The reclassifications have no effect on net income or stockholders’ equity as previously reported.
Use of Non-GAAP Financial Information
This press release contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, future economic performance and dividends. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company's subsequent Quarterly Reports on Form 10-Q, each as filed with the Securities and Exchange Commission; adverse developments in the financial services industry generally and any related impact on depositor behavior; risks related to the sufficiency of liquidity; changes in international trade policies, tariffs and treaties affecting imports and exports, trade disputes, barriers to trade or the emergence of other trade restrictions, and their related impacts on macroeconomic conditions and customer behavior; the potential adverse effects of unusual and infrequently occurring events and any governmental or societal responses thereto; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; the impact on financial markets from geopolitical conflicts such as the wars in Ukraine and the Middle East; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; increased foreclosures and ownership of real property; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; any adverse determination by a court regarding the Cantor Group V loan and any adverse economic or other events impacting the collateral, borrower or guarantors with respect to such loan; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise, except to the extent required by federal securities laws. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur, and you should not put undue reliance on any forward-looking statements.
About Western Alliance Bancorporation
With more than $90 billion in assets, Western Alliance Bancorporation (NYSE:WAL) is one of the country’s top-performing banking companies. Through its primary subsidiary, Western Alliance Bank, Member FDIC, clients benefit from a full spectrum of tailored commercial banking solutions and consumer products, all delivered with outstanding service by industry experts who put customers first. Major accolades include being ranked as a top U.S. bank in 2024 by American Banker and Bank Director and receiving #1 rankings on Extel’s (formerly Institutional Investor’s) All-America Executive Team Midcap Banks 2024 for Best CEO, Best CFO and Best Company Board of Directors. Serving clients across the country wherever business happens, Western Alliance Bank operates individual, full-service banking and financial brands with offices in key markets nationwide. For more information, visit westernalliancebank.com.
Contacts
Investors: Miles Pondelik, 602-346-7462
Email: MPondelik@westernalliancebank.com
Media: Stephanie Whitlow, 480-998-6547
Email: SWhitlow@westernalliancebank.com

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Selected Balance Sheet Data:
				As of September 30,
				2025	2024	Change %
				(in millions)
Total assets				$90,970	$80,080	13.6%
Loans held for sale				3,502	2,327	50.5
HFI loans, net of deferred fees				56,646	53,346	6.2
Investment securities				18,841	16,382	15.0
Total deposits				77,247	68,040	13.5
Borrowings				3,862	2,995	28.9
Qualifying debt				681	898	(24.2)
Total equity				7,690	6,677	15.2
Tangible common equity, net of tax (1)				6,453	5,723	12.8
Common equity Tier 1 capital				6,736	6,126	10.0

Selected Income Statement Data:
	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2025	2024	Change %	2025	2024	Change %
	(in millions, except per share data)			(in millions, except per share data)
Interest income	$1,225.5	$1,200.0	2.1%	$3,475.5	$3,402.5	2.1%
Interest expense	475.1	503.1	(5.6)	1,376.9	1,450.1	(5.0)
Net interest income	750.4	696.9	7.7	2,098.6	1,952.4	7.5
Provision for credit losses	80.0	33.6	NM	151.1	85.9	75.9
Net interest income after provision for credit losses	670.4	663.3	1.1	1,947.5	1,866.5	4.3
Non-interest income	187.8	126.2	48.8	463.5	371.3	24.8
Non-interest expense	544.4	537.4	1.3	1,559.5	1,506.0	3.6
Income before income taxes	313.8	252.1	24.5	851.5	731.8	16.4
Income tax expense	53.3	52.3	1.9	154.1	161.0	(4.3)
Net income	260.5	199.8	30.4	697.4	570.8	22.2
Net income attributable to noncontrolling interest	7.1	—	NM	14.5	—	NM
Net income attributable to Western Alliance	253.4	199.8	26.8	682.9	570.8	19.6
Dividends on preferred stock	3.2	3.2	—	9.6	9.6	—
Net income available to common stockholders	$250.2	$196.6	27.3	$673.3	$561.2	20.0
Diluted earnings per common share	$2.28	$1.80	26.7	$6.14	$5.14	19.5

(1)    See Reconciliation of Non-GAAP Financial Measures.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Common Share Data:
	At or For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2025	2024	Change %	2025	2024	Change %
Diluted earnings per common share	$2.28	$1.80	26.7%	$6.14	$5.14	19.5%
Book value per common share	64.45	57.97	11.2
Tangible book value per common share, net of tax (1)	58.56	51.98	12.7
Average common shares outstanding (in millions):
Basic	109.0	108.7	0.3	108.9	108.6	0.3
Diluted	109.8	109.5	0.3	109.6	109.2	0.4
Common shares outstanding	110.2	110.1	0.1

Selected Performance Ratios:
Return on average assets (2)	1.13%	0.96%	17.7%	1.07%	0.98%	9.2%
Return on average tangible common equity (1, 2)	15.6	13.8	13.0	14.7	13.8	6.5
Net interest margin (2)	3.53	3.61	(2.2)	3.51	3.61	(2.8)
Efficiency ratio	57.4	64.5	(11.0)	60.2	64.0	(5.9)
Efficiency ratio, adjusted for deposit costs (1)	47.8	52.7	(9.3)	51.6	53.8	(4.1)
HFI loan to deposit ratio	73.3	78.4	(6.5)

Asset Quality Ratios:
Net charge-offs to average loans outstanding (2)	0.22%	0.20%	10.0%	0.21%	0.15%	40.0%
Nonaccrual loans to funded HFI loans	0.92	0.65	41.5
Nonaccrual loans and repossessed assets to total assets	0.72	0.45	60.0
Allowance for loan losses to funded HFI loans	0.78	0.67	16.4
Allowance for loan losses to nonaccrual HFI loans	84	102	(17.6)

Capital Ratios:
	Sep 30, 2025	Jun 30, 2025	Sep 30, 2024
Tangible common equity (1)	7.1%	7.2%	7.2%
Common Equity Tier 1 (3)	11.3	11.2	11.2
Tier 1 Leverage ratio (3)	8.1	8.4	7.8
Tier 1 Capital (3)	12.4	12.3	11.9
Total Capital (3)	14.2	14.1	14.1

(1)    See Reconciliation of Non-GAAP Financial Measures.
(2)    Annualized on an actual/actual basis for periods less than 12 months.
(3)    Capital ratios for September 30, 2025 are preliminary.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in millions, except per share data)
Interest income:
Loans	$948.3	$945.3	$2,743.6	$2,713.9
Investment securities	231.7	197.1	601.2	531.6
Other	45.5	57.6	130.7	157.0
Total interest income	1,225.5	1,200.0	3,475.5	3,402.5
Interest expense:
Deposits	398.2	422.1	1,154.3	1,213.0
Qualifying debt	6.3	9.5	23.8	28.6
Borrowings	70.6	71.5	198.8	208.5
Total interest expense	475.1	503.1	1,376.9	1,450.1
Net interest income	750.4	696.9	2,098.6	1,952.4
Provision for credit losses	80.0	33.6	151.1	85.9
Net interest income after provision for credit losses	670.4	663.3	1,947.5	1,866.5
Non-interest income:
Service charges and loan fees	35.4	30.1	109.5	64.3
Net gain on mortgage loan origination and sale activities	75.5	46.3	164.4	138.4
Net loan servicing revenue	19.1	12.3	79.2	96.8
Income from bank owned life insurance	11.8	13.0	34.2	15.7
Gain on sales of investment securities	8.5	8.8	22.0	10.2
Fair value gain adjustments, net	8.3	4.1	9.4	5.1
Income (loss) from equity investments	7.8	5.8	5.9	27.1
Other	21.4	5.8	38.9	13.7
Total non-interest income	187.8	126.2	463.5	371.3
Non-interest expenses:
Salaries and employee benefits	193.5	157.8	555.8	465.7
Deposit costs	175.1	208.0	459.3	518.7
Data processing	48.1	38.7	138.3	110.4
Legal, professional, and directors' fees	28.1	24.8	82.3	80.7
Insurance	24.5	35.4	99.8	128.1
Occupancy	16.8	17.6	50.9	53.5
Loan servicing expenses	15.0	18.7	51.5	50.3
Loan acquisition and origination expenses	7.3	5.9	18.3	15.8
Business development and marketing	5.6	9.7	17.6	21.6
Other	30.4	20.8	85.7	61.2
Total non-interest expense	544.4	537.4	1,559.5	1,506.0
Income before income taxes	313.8	252.1	851.5	731.8
Income tax expense	53.3	52.3	154.1	161.0
Net income	260.5	199.8	697.4	570.8
Net income attributable to noncontrolling interest	7.1	—	14.5	—
Net income attributable to Western Alliance	253.4	199.8	682.9	570.8
Dividends on preferred stock	3.2	3.2	9.6	9.6
Net income available to common stockholders	$250.2	$196.6	$673.3	$561.2

Earnings per common share:
Diluted shares	109.8	109.5	109.6	109.2
Diluted earnings per share	$2.28	$1.80	$6.14	$5.14

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
	(in millions, except per share data)
Interest income:
Loans	$948.3	$914.3	$881.0	$915.2	$945.3
Investment securities	231.7	201.5	168.0	179.4	197.1
Other	45.5	38.6	46.6	44.0	57.6
Total interest income	1,225.5	1,154.4	1,095.6	1,138.6	1,200.0
Interest expense:
Deposits	398.2	377.8	378.3	387.2	422.1
Qualifying debt	6.3	8.2	9.3	9.4	9.5
Borrowings	70.6	70.8	57.4	75.5	71.5
Total interest expense	475.1	456.8	445.0	472.1	503.1
Net interest income	750.4	697.6	650.6	666.5	696.9
Provision for credit losses	80.0	39.9	31.2	60.0	33.6
Net interest income after provision for credit losses	670.4	657.7	619.4	606.5	663.3
Non-interest income:
Service charges and loan fees	35.4	36.9	37.2	31.7	30.1
Net gain on mortgage loan origination and sale activities	75.5	39.4	49.5	67.9	46.3
Net loan servicing revenue	19.1	38.3	21.8	24.7	12.3
Income from bank owned life insurance	11.8	11.0	11.4	12.1	13.0
Gain on sales of investment securities	8.5	11.4	2.1	7.2	8.8
Fair value gain adjustments, net	8.3	0.1	1.0	2.4	4.1
Income (loss) from equity investments	7.8	2.9	(4.8)	11.1	5.8
Other	21.4	8.3	9.2	14.8	5.8
Total non-interest income	187.8	148.3	127.4	171.9	126.2
Non-interest expenses:
Salaries and employee benefits	193.5	179.9	182.4	165.4	157.8
Deposit costs	175.1	147.4	136.8	174.5	208.0
Data processing	48.1	45.0	45.2	39.3	38.7
Legal, professional, and directors' fees	28.1	25.3	28.9	28.7	24.8
Insurance	24.5	37.4	37.9	36.7	35.4
Occupancy	16.8	16.9	17.2	19.6	17.6
Loan servicing expenses	15.0	20.1	16.4	17.8	18.7
Loan acquisition and origination expenses	7.3	5.8	5.2	5.7	5.9
Business development and marketing	5.6	6.1	5.9	11.1	9.7
Other	30.4	30.8	24.5	20.2	20.8
Total non-interest expense	544.4	514.7	500.4	519.0	537.4
Income before income taxes	313.8	291.3	246.4	259.4	252.1
Income tax expense	53.3	53.5	47.3	42.5	52.3
Net income	260.5	237.8	199.1	216.9	199.8
Net income attributable to noncontrolling interest	7.1	7.4	—	—	—
Net income attributable to Western Alliance	253.4	230.4	199.1	216.9	199.8
Dividends on preferred stock	3.2	3.2	3.2	3.2	3.2
Net income available to common stockholders	$250.2	$227.2	$195.9	$213.7	$196.6

Earnings per common share:
Diluted shares	109.8	109.6	109.6	109.6	109.5
Diluted earnings per share	$2.28	$2.07	$1.79	$1.95	$1.80

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
	(in millions)
Assets:
Cash and due from banks	$5,756	$2,767	$3,279	$4,096	$2,592
Investment securities	18,841	18,601	15,868	15,095	16,382
Loans held for sale	3,502	3,022	3,238	2,286	2,327
Loans held for investment:
Commercial and industrial	25,734	24,920	24,117	23,128	22,551
Commercial real estate - non-owner occupied	10,487	10,255	10,040	9,868	9,801
Commercial real estate - owner occupied	1,682	1,749	1,787	1,825	1,817
Construction and land development	4,065	4,526	4,504	4,479	4,727
Residential real estate	14,651	14,465	14,275	14,326	14,395
Consumer	27	24	38	50	55
Loans HFI, net of deferred fees	56,646	55,939	54,761	53,676	53,346
Allowance for loan losses	(440)	(395)	(389)	(374)	(357)
Loans HFI, net of deferred fees and allowance	56,206	55,544	54,372	53,302	52,989
Mortgage servicing rights	1,213	1,044	1,241	1,127	1,011
Premises and equipment, net	416	365	361	361	354
Operating lease right-of-use asset	134	130	125	128	127
Other assets acquired through foreclosure, net	130	218	51	52	8
Bank owned life insurance	1,045	1,033	1,022	1,011	1,000
Goodwill and other intangibles, net	651	653	656	659	661
Other assets	3,076	3,348	2,830	2,817	2,629
Total assets	$90,970	$86,725	$83,043	$80,934	$80,080
Liabilities and stockholders' equity:
Liabilities:
Deposits
Non-interest bearing deposits	$26,628	$22,997	$22,009	$18,846	$24,965
Interest bearing:
Demand	16,422	15,674	15,507	15,878	13,846
Savings and money market	24,627	22,231	21,728	21,208	19,575
Certificates of deposit	9,570	10,205	10,078	10,409	9,654
Total deposits	77,247	71,107	69,322	66,341	68,040
Borrowings	3,862	6,052	4,151	5,573	2,995
Qualifying debt	681	678	898	899	898
Operating lease liability	164	160	154	159	159
Accrued interest payable and other liabilities	1,326	1,321	1,303	1,255	1,311
Total liabilities	83,280	79,318	75,828	74,227	73,403
Equity:
Preferred stock	295	295	295	295	295
Common stock and additional paid-in capital	2,140	2,136	2,125	2,120	2,110
Retained earnings	5,371	5,165	4,980	4,826	4,654
Accumulated other comprehensive loss	(409)	(482)	(478)	(534)	(382)
Total Western Alliance stockholders' equity	7,397	7,114	6,922	6,707	6,677
Noncontrolling interest in subsidiary	293	293	293	—	—
Total equity	7,690	7,407	7,215	6,707	6,677
Total liabilities and equity	$90,970	$86,725	$83,043	$80,934	$80,080

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses on Loans
Unaudited
	Three Months Ended
	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
	(dollars in millions)
Allowance for loan losses
Balance, beginning of period	$394.7	$388.6	$373.8	$356.6	$351.8
Provision for credit losses (1)	76.8	35.7	40.6	51.3	31.4
Recoveries of loans previously charged-off:
Commercial and industrial	0.7	0.6	1.0	0.1	0.5
Commercial real estate - non-owner occupied	—	5.1	0.6	—	0.7
Commercial real estate - owner occupied	—	—	0.1	0.2	—
Construction and land development	—	—	—	—	—
Residential real estate	—	—	—	—	—
Consumer	—	—	—	—	—
Total recoveries	0.7	5.7	1.7	0.3	1.2
Loans charged-off:
Commercial and industrial	12.4	17.0	13.0	24.8	4.3
Commercial real estate - non-owner occupied	12.9	17.4	14.5	9.6	21.7
Commercial real estate - owner occupied	—	0.2	—	—	0.3
Construction and land development	6.3	0.6	—	—	1.5
Residential real estate	—	0.1	—	—	—
Consumer	0.2	—	—	—	—
Total loans charged-off	31.8	35.3	27.5	34.4	27.8
Net loan charge-offs	31.1	29.6	25.8	34.1	26.6
Balance, end of period	$440.4	$394.7	$388.6	$373.8	$356.6

Allowance for unfunded loan commitments
Balance, beginning of period	$39.2	$35.1	$39.5	$37.6	$35.9
Provision for (recovery of) credit losses (1)	3.1	4.1	(4.4)	1.9	1.7
Balance, end of period (2)	$42.3	$39.2	$35.1	$39.5	$37.6

Components of the allowance for credit losses on loans
Allowance for loan losses	$440.4	$394.7	$388.6	$373.8	$356.6
Allowance for unfunded loan commitments	42.3	39.2	35.1	39.5	37.6
Total allowance for credit losses on loans	$482.7	$433.9	$423.7	$413.3	$394.2

Net charge-offs to average loans - annualized	0.22%	0.22%	0.20%	0.25%	0.20%

Allowance ratios
Allowance for loan losses to funded HFI loans (3)	0.78%	0.71%	0.71%	0.70%	0.67%
Allowance for credit losses to funded HFI loans (3)	0.85	0.78	0.77	0.77	0.74
Allowance for loan losses to nonaccrual HFI loans	84	92	86	79	102
Allowance for credit losses to nonaccrual HFI loans	92	102	94	87	113
(1)    The above tables reflect the provision for credit losses on funded and unfunded loans. For the three months ended September 30, 2025, recovery of credit losses totaled $0.3 million for AFS investment securities and provision for credit losses totaled $0.4 million for HTM investment securities. The allowance for credit losses on AFS and HTM investment securities totaled zero and $12.0 million, respectively, as of September 30, 2025.
(2)    The allowance for unfunded loan commitments is included as part of accrued interest payable and other liabilities on the balance sheet.
(3)    Ratio includes an allowance for credit losses of $11.8 million as of September 30, 2025 related to a pool of loans covered under three separate credit linked note transactions.

Western Alliance Bancorporation and Subsidiaries
Asset Quality Metrics
Unaudited
	Three Months Ended
	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
	(dollars in millions)
Nonaccrual loans and repossessed assets
Nonaccrual loans	$522	$427	$451	$476	$349
Nonaccrual loans to funded HFI loans	0.92%	0.76%	0.82%	0.89%	0.65%
Repossessed assets	$130	$218	$51	$52	$8
Nonaccrual loans and repossessed assets to total assets	0.72%	0.74%	0.60%	0.65%	0.45%

Loans Past Due
Loans past due 90 days, still accruing (1)	$49	$51	$44	$—	$4
Loans past due 90 days, still accruing to funded HFI loans	0.09%	0.09%	0.08%	—%	0.01%
Loans past due 30 to 89 days, still accruing (2)	$196	$175	$182	$92	$110
Loans past due 30 to 89 days, still accruing to funded HFI loans	0.35%	0.31%	0.33%	0.17%	0.21%

Other credit quality metrics
Special mention loans	$292	$444	$460	$392	$502
Special mention loans to funded HFI loans	0.52%	0.79%	0.84%	0.73%	0.94%

Classified loans on accrual	$476	$615	$693	$480	$479
Classified loans on accrual to funded HFI loans	0.84%	1.10%	1.27%	0.89%	0.90%
Classified assets	$1,129	$1,261	$1,195	$1,009	$838
Classified assets to total assets	1.24%	1.45%	1.44%	1.25%	1.05%
(1)    Excludes government guaranteed residential mortgage loans of $282 million, $326 million, $275 million, $326 million, and $313 million as of each respective date in the table above.
(2)    Excludes government guaranteed residential mortgage loans of $149 million, $168 million, $161 million, $183 million, and $203 million as of each respective date in the table above.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	September 30, 2025			June 30, 2025
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	(dollars in millions)
Interest earning assets
Loans HFS	$5,009	$77.1	6.11%	$4,859	$74.0	6.11%
Loans HFI:
Commercial and industrial	25,216	410.9	6.51	24,094	392.1	6.58
CRE - non-owner occupied	10,473	190.8	7.23	10,253	181.9	7.12
CRE - owner occupied	1,688	25.2	6.05	1,788	26.7	6.11
Construction and land development	4,233	88.8	8.32	4,290	88.7	8.29
Residential real estate	14,557	155.1	4.23	14,399	150.3	4.19
Consumer	24	0.4	7.43	32	0.6	7.07
Total HFI loans (1), (2), (3)	56,191	871.2	6.18	54,856	840.3	6.17
Investment securities:
Taxable	17,794	208.2	4.64	15,099	177.4	4.71
Tax-exempt	2,193	23.5	5.32	2,215	24.1	5.46
Total investment securities (1)	19,987	231.7	4.72	17,314	201.5	4.81
Cash and other	4,147	45.5	4.35	3,496	38.6	4.43
Total interest earning assets	85,334	1,225.5	5.74	80,525	1,154.4	5.80
Non-interest earning assets
Cash and due from banks	397			346
Allowance for credit losses	(414)			(403)
Bank owned life insurance	1,038			1,026
Other assets	4,957			4,905
Total assets	$91,312			$86,399
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing demand accounts	$16,071	$101.4	2.50%	$15,707	$97.2	2.48%
Savings and money market	23,373	189.4	3.21	21,736	170.6	3.15
Certificates of deposit	10,124	107.4	4.21	10,084	110.0	4.38
Total interest-bearing deposits	49,568	398.2	3.19	47,527	377.8	3.19
Short-term borrowings	2,577	30.2	4.66	3,048	35.7	4.69
Long-term debt	2,905	40.4	5.52	2,498	35.1	5.64
Qualifying debt	678	6.3	3.63	826	8.2	4.01
Total interest-bearing liabilities	55,728	475.1	3.38	53,899	456.8	3.40
Interest cost of funding earning assets			2.21			2.28
Non-interest-bearing liabilities
Non-interest-bearing deposits	26,438			23,569
Other liabilities	1,539			1,576
Equity	7,607			7,355
Total liabilities and equity	$91,312			$86,399
Net interest income and margin (4)		$750.4	3.53%		$697.6	3.53%

(1)     Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $9.7 million and $10.2 million for the three months ended September 30, 2025 and June 30, 2025, respectively.
(2)    Included in the yield computation are net loan fees of $28.1 million and $25.5 million for the three months ended September 30, 2025 and June 30, 2025, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	September 30, 2025			September 30, 2024
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	(dollars in millions)
Interest earning assets
Loans HFS	$5,009	$77.1	6.11%	$4,288	$66.9	6.21%
Loans HFI:
Commercial and industrial	25,216	410.9	6.51	21,982	392.0	7.15
CRE - non-owner occupied	10,473	190.8	7.23	9,689	190.4	7.83
CRE - owner occupied	1,688	25.2	6.05	1,833	28.2	6.23
Construction and land development	4,233	88.8	8.32	4,757	110.7	9.26
Residential real estate	14,557	155.1	4.23	14,441	156.1	4.30
Consumer	24	0.4	7.43	53	1.0	7.15
Total loans HFI (1), (2), (3)	56,191	871.2	6.18	52,755	878.4	6.65
Investment securities:
Taxable	17,794	208.2	4.64	14,321	173.4	4.82
Tax-exempt	2,193	23.5	5.32	2,225	23.7	5.33
Total investment securities (1)	19,987	231.7	4.72	16,546	197.1	4.89
Cash and other	4,147	45.5	4.35	4,206	57.6	5.44
Total interest earning assets	85,334	1,225.5	5.74	77,795	1,200.0	6.19
Non-interest earning assets
Cash and due from banks	397			278
Allowance for credit losses	(414)			(366)
Bank owned life insurance	1,038			973
Other assets	4,957			4,409
Total assets	$91,312			$83,089
Interest bearing liabilities
Interest bearing deposits:
Interest bearing demand accounts	$16,071	$101.4	2.50%	$16,456	$126.2	3.05%
Savings and money market accounts	23,373	189.4	3.21	18,092	166.3	3.66
Certificates of deposit	10,124	107.4	4.21	10,134	129.6	5.09
Total interest bearing deposits	49,568	398.2	3.19	44,682	422.1	3.76
Short-term borrowings	2,577	30.2	4.66	4,214	57.8	5.46
Long-term debt	2,905	40.4	5.52	569	13.7	9.57
Qualifying debt	678	6.3	3.63	897	9.5	4.23
Total interest bearing liabilities	55,728	475.1	3.38	50,362	503.1	3.97
Interest cost of funding earning assets			2.21			2.58
Non-interest bearing liabilities
Non-interest bearing deposits	26,438			24,638
Other liabilities	1,539			1,457
Equity	7,607			6,632
Total liabilities and equity	$91,312			$83,089
Net interest income and margin (4)		$750.4	3.53%		$696.9	3.61%

(1)    Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $9.7 million and $10.0 million for the three months ended September 30, 2025 and 2024, respectively.
(2)    Included in the yield computation are net loan fees of $28.1 million and $21.7 million for the three months ended September 30, 2025 and 2024, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Nine Months Ended
	September 30, 2025			September 30, 2024
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	(dollars in millions)
Interest earning assets
Loans HFS	$4,725	$217.7	6.16%	$3,192	$149.1	6.24%
Loans HFI:
Commercial and industrial	24,056	1,168.9	6.55	20,220	1,107.8	7.38
CRE - non-owner occupied	10,247	547.8	7.15	9,613	560.6	7.80
CRE - owner occupied	1,785	80.7	6.15	1,835	83.5	6.18
Construction and land development	4,309	269.2	8.36	4,806	340.0	9.45
Residential real estate	14,435	457.5	4.24	14,565	470.0	4.31
Consumer	34	1.8	6.99	54	2.9	7.14
Total loans HFI (1), (2), (3)	54,866	2,525.9	6.18	51,093	2,564.8	6.74
Investment securities:
Taxable	15,322	529.2	4.62	13,027	461.0	4.73
Tax-exempt	2,221	72.0	5.44	2,217	70.6	5.34
Total investment securities (1)	17,543	601.2	4.72	15,244	531.6	4.82
Cash and other	3,909	130.7	4.47	3,716	157.0	5.64
Total interest earning assets	81,043	3,475.5	5.78	73,245	3,402.5	6.26
Non-interest earning assets
Cash and due from banks	358			285
Allowance for credit losses	(405)			(355)
Bank owned life insurance	1,026			451
Other assets	4,862			4,501
Total assets	$86,884			$78,127
Interest bearing liabilities
Interest bearing deposits:
Interest bearing demand accounts	$15,883	$298.5	2.51%	$16,693	$379.4	3.04%
Savings and money market accounts	22,113	524.7	3.17	16,644	442.4	3.55
Certificates of deposit	10,076	331.1	4.39	10,230	391.2	5.11
Total interest bearing deposits	48,072	1,154.3	3.21	43,567	1,213.0	3.72
Short-term borrowings	2,452	86.7	4.72	4,032	170.4	5.65
Long-term debt	2,686	112.1	5.58	483	38.1	10.51
Qualifying debt	800	23.8	3.97	896	28.6	4.26
Total interest bearing liabilities	54,010	1,376.9	3.41	48,978	1,450.1	3.95
Interest cost of funding earning assets			2.27			2.65
Non-interest bearing liabilities
Non-interest bearing deposits	24,051			21,284
Other liabilities	1,534			1,481
Equity	7,289			6,384
Total liabilities and equity	$86,884			$78,127
Net interest income and margin (4)		$2,098.6	3.51%		$1,952.4	3.61%

(1)    Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $30.1 million and $29.5 million for the nine months ended September 30, 2025 and 2024, respectively.
(2)    Included in the yield computation are net loan fees of $77.4 million and $86.9 million for the nine months ended September 30, 2025 and 2024, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Pre-Provision Net Revenue by Quarter:
	Three Months Ended
	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
	(in millions)
Net interest income	$750.4	$697.6	$650.6	$666.5	$696.9
Total non-interest income	187.8	148.3	127.4	171.9	126.2
Net revenue	$938.2	$845.9	$778.0	$838.4	$823.1
Total non-interest expense	544.4	514.7	500.4	519.0	537.4
Pre-provision net revenue (1)	$393.8	$331.2	$277.6	$319.4	$285.7
Adjusted for:
Provision for credit losses	80.0	39.9	31.2	60.0	33.6
Income tax expense	53.3	53.5	47.3	42.5	52.3
Net income	$260.5	$237.8	$199.1	$216.9	$199.8

Efficiency Ratio (Tax Equivalent Basis) by Quarter:
	Three Months Ended
	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
	(dollars in millions)
Total non-interest expense	$544.4	$514.7	$500.4	$519.0	$537.4
Less: Deposit costs	175.1	147.4	136.8	174.5	208.0
Total non-interest expense, excluding deposit costs	369.3	367.3	363.6	344.5	329.4
Divided by:
Total net interest income	750.4	697.6	650.6	666.5	696.9
Plus:
Tax equivalent interest adjustment	9.7	10.2	10.2	10.0	10.0
Total non-interest income	187.8	148.3	127.4	171.9	126.2
Less: Deposit costs	175.1	147.4	136.8	174.5	208.0
	$772.8	$708.7	$651.4	$673.9	$625.1
Efficiency ratio (2)	57.4%	60.1%	63.5%	61.2%	64.5%
Efficiency ratio, adjusted for deposit costs (2)	47.8%	51.8%	55.8%	51.1%	52.7%

Tangible Common Equity:
	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
	(dollars and shares in millions, except per share data)
Total equity	$7,690	$7,407	$7,215	$6,707	$6,677
Less:
Goodwill and intangible assets	651	653	656	659	661
Preferred stock	295	295	295	295	295
Noncontrolling interest in subsidiary	293	293	293	—	—
Total tangible common equity	6,451	6,166	5,971	5,753	5,721
Plus: deferred tax - attributed to intangible assets	2	2	2	2	2
Total tangible common equity, net of tax	$6,453	$6,168	$5,973	$5,755	$5,723
Total assets	$90,970	$86,725	$83,043	$80,934	$80,080
Less: goodwill and intangible assets, net	651	653	656	659	661
Tangible assets	90,319	86,072	82,387	80,275	79,419
Plus: deferred tax - attributed to intangible assets	2	2	2	2	2
Total tangible assets, net of tax	$90,321	$86,074	$82,389	$80,277	$79,421
Tangible common equity ratio (3)	7.1%	7.2%	7.2%	7.2%	7.2%
Common shares outstanding	110.2	110.4	110.4	110.1	110.1
Tangible book value per share, net of tax (3)	$58.56	$55.87	$54.10	$52.27	$51.98

Non-GAAP Financial Measures Footnotes

(1)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(2)	We believe this non-GAAP ratio provides a useful metric to measure the efficiency of the Company.
(3)	We believe this non-GAAP metric provides an important metric with which to analyze and evaluate the financial condition and capital strength of the Company.